Exhibit 4.7
Execution Version
SUPPLEMENTAL INDENTURE
THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 22, 2024, among the subsidiary guarantor listed on Schedule I hereto (the “Guaranteeing Subsidiary”), Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer”), and Wilmington Savings Fund Society, FSB, as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee (i) the indenture, dated as of May 12, 2023 (the “Original Indenture”), between the Issuer and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 8.625% Senior Secured Notes due 2030 (the “Initial Notes”) and, subject to the terms of the Indenture, future issuances of 8.625% Senior Secured Notes due 2030 (each such issuance, the “Additional Notes,” and together with the Initial Notes, the “Notes”), (ii) a supplemental indenture to the Original Indenture, among the Issuer, the existing Subsidiary Guarantors listed on Schedule II.A. hereto and the Trustee (the “First Supplemental Indenture”) and (iii) a supplemental indenture to the Original Indenture, among the Issuer, the existing Subsidiary Guarantors listed on Schedule II.B. hereto and the Trustee (the “Second Supplemental Indenture” and, together with the Original Indenture and the First Supplemental Indenture, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Sections 4.08 and 9.01 of the Indenture, the Trustee, the Issuer and the Guaranteeing Subsidiary are authorized and required to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 11 of the Indenture, including, without limitation, Section 11.02 thereof.
3.NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

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7.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE RIVERLANDS RECREATION AREA LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture]

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Anita Woolery
Name: Anita Woolery
Title: Vice President

[Signature Page to Supplemental Indenture]

Schedule I
Guaranteeing Subsidiary

The Riverlands Recreation Area LLC

Schedule I-1

Schedule II
Existing Subsidiary Guarantors
A.

Barney Davis, LLC
BDW Corp.
Bell Bend, LLC
Brandon Shores LLC
Brunner Island Services, LLC
Brunner Island, LLC
Camden Plant Holding, L.L.C.
Colstrip Comm Serv, LLC
Dartmouth Plant Holding, LLC
Dartmouth Power Associates Limited Partnership
Dartmouth Power Generation, L.L.C.
Dartmouth Power Holding Company, L.L.C.
Elmwood Energy Holdings, LLC
Elmwood Park Power, LLC
Fort Armistead Road – Lot 15 Landfill, LLC
H.A. Wagner LLC
Holtwood, LLC
Lady Jane Collieries, Inc.
Laredo, LLC
Liberty View Power, LLC
Lower Mount Bethel Energy, LLC
Martins Creek, LLC
MC OpCo LLC
MEG Generating Company, LLC
Montana Growth Holdings LLC
Montour Services, LLC
Montour, LLC
Morris Energy Management Company, LLC
Morris Energy Operations Company, LLC
Newark Bay Cogeneration Partnership, L.P.
Newark Bay Holding Company, L.L.C.
NorthEast Gas Generation Holdings, LLC

Schedule II-1

Nueces Bay, LLC
Pedricktown Cogeneration Company LP
Pedricktown Investment Company LLC
Pedricktown Management Company LLC
Pennsylvania Mines, LLC
Raven Lot 15 LLC
Raven Power Finance LLC
Raven Power Fort Smallwood LLC
Raven Power Generation Holdings LLC
Raven Power Group LLC
Raven Power Property LLC
Raven FS Property Holdings LLC
Realty Company of Pennsylvania
RMGL Holdings LLC
Sapphire Power Finance LLC
Sapphire Power Generation Holdings LLC
Sapphire Power LLC
Sapphire Power Marketing LLC
Susquehanna Nuclear, LLC
Talen Energy Marketing, LLC
Talen Energy Retail LLC
Talen Energy Services Group, LLC
Talen Energy Services Holdings, LLC
Talen Energy Services Northeast, Inc.
Talen Generation, LLC
Talen II Growth Holdings LLC
Talen II Growth Parent LLC
Talen Land Holdings, LLC
Talen Montana Holdings, LLC
Talen Montana, LLC
Talen NE LLC
Talen Nuclear Development, LLC
Talen Receivables Funding, LLC
Talen Texas Group, LLC
Talen Texas Property, LLC
Talen Texas, LLC

Schedule II-2

Talen Treasure State, LLC
York Generation Company LLC
York Plant Holding, LLC

B.

LMBE Project Company LLC
LMBE-MC HoldCo I LLC
LMBE-MC HoldCo II LLC
MC Project Company LLC
Talen Conemaugh LLC
Talen Keycon Holdings LLC
Talen Keystone LLC

Schedule II-3